Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the use of our firm under the caption "Financial Highlights" and to the use of our report dated November 14, 1997, in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-50773) and the related Prospectuses of Federated Government Fund, Federated Limited Duration Fund and Federated Total Return Bond Fund dated November 30, 1997.

                                                           /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 24, 1997